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                                                                   EXHIBIT 10.27


October 8, 1999



Mr. Michael Vantusko
Waterlink, Inc./Bioclear Technology ULC.
Box 13, Group 524, RR 5
1218 Redonda Street
Winnipeg, Manitoba
R2C 2Z2

Dear Sir:

AMENDMENT TO CONFIRMATION OF CREDIT FACILITY

The following represents an amendment to our Confirmation of Credit Facilities letter dated February 19, 1999. All other terms and conditions referenced therein remain unchanged.

BORROWER:                  BIOCLEAR TECHNOLOGY ULC.

AMOUNT:                    $3,725,438 (Canadian)

REPAYMENT: The credit facility will reduce with the receipt by Royal Bank for credit to the credit facility herein by 50% of the net proceeds of the Building Sale and Equipment Sale. The credit facility will also reduce by an additional payment by Bioclear and Waterlink equal to the net proceeds of the closing of the Building Sale and the Equipment Sale being hereby agreed to be in the sum of not less than $650,000.

Additional asset sales or licensing agreement proceeds will be applied as principal reductions with no impact to the amortization noted below excepting for potential sale proceeds pertaining to Bryce Canyon assets wherein it is agreed the proceeds equal to the next scheduled payment will be applied in place of the scheduled payment.

Thereafter the balance of the credit facility will reduce by $275,000 commencing January 25, 2000, and each month thereafter, with repayment in full by September 25, 2000.





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INTEREST
RATES & FEES:              Royal Bank Prime ("RBP") plus 3%.

                           COVENANTS: Postponement of due date to September 25, 2000, or the sale of Bioclear assets, whichever occurs first.

Receipt of a consent Agreement setting out Royal Bank's consent to terms of sale of Bioclear assets and lump sum and monthly debt reduction.

ACCEPTANCE: This offer expires if not accepted by October 9, 1999 unless extended in writing by the Bank.

If this agreement is acceptable, kindly sign and return the attached copy to the Bank.

Yours truly,



By: /s/ W.H. Deslauriers
   --------------------------
W.H. (Wayne) Deslauriers
Senior Account Manager
988-4288

Encl.

We acknowledge and accept the within terms and conditions.

BIOCLEAR TECHNOLOGY ULC.

By:  /s/ Michael J. Vantusko
   ------------------------------
        Chief Financial Officer

Date: October 9, 1999
as Borrower


WATERLINK, INC.

By:  /s/ Michael J. Vantusko
   -----------------------------
        Chief Financial Officer

Date: October 9, 1999
as Guarantor